SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2024

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On May 29, 2024, Banner Bank (the “Bank”), a wholly-owned subsidiary of Banner Corporation (the “Company”), announced that Banner Bank Executive Vice President James M. Costa has been promoted to Chief Operating Officer of the Bank in addition to his role as the Bank’s Chief Risk Officer. Mr. Costa, age 56, joined the Bank as Executive Vice President and Chief Risk Officer in October 2021. His promotion was effective May 26, 2024.

Prior to joining the Bank, Mr. Costa had served at Mann Lake Group as the Chief Executive Officer and Founder from October 2020 where he provided advice to banks, trade associations and fintech firms on credit strategy, capital allocation, risk program design, regulatory relations, and compliance risk management. From 2013 through October 2020, he served as an executive officer of TCF Financial Corporation (“TCF”) in progressively increasing positions including Executive Vice President and Chief Risk Officer and Chief Credit Officer from August 2019, Chief Risk Officer and Chief Credit Officer from January 2017, and Chief Risk Officer since August 2013. TCF was a $49 billion regional bank holding company with operations in USA, Canada and Asia. At TCF, Mr. Costa managed operations and all credit and risk functions. He led the merger integration of TCF and Chemical Bank. He was also the lead executive in navigating TCF through its response to COVID-19 to include employee safety, resiliency of operations, as well as capital and liquidity management.

Mr. Costa does not have any family relationships, and is not involved in any related party transactions that are required to be disclosed herein pursuant to applicable SEC statutes, rules or regulations. In his capacity as Executive Vice President, Chief Risk Officer and Chief Operating Officer of the Bank, Mr. Costa will receive an annual salary of $500,000. He will be eligible for an annual short-term incentive bonus with a target of 65% of eligible earnings and a long-term incentive target of 80% of base salary. In connection with his promotion and relocation to Washington state, Mr. Costa is eligible for a comprehensive executive relocation package valued at up to $200,000 (plus tax gross-up amounts). He may also receive an award of restricted stock units (or equivalent cash, in the discretion of the Bank’s Compensation and Human Capital Committee or Board of Directors) with a value of up to $300,000, the amount of which will be determined by the Bank’s Compensation and Human Capital Committee or Board of Directors no later than the end of October 2024 based on specified criteria.

A copy of the press release announcing the Mr. Costa’s promotion is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits

99.1	Banner Bank Press Release Announcing Chief Risk Officer Jim Costa promoted to expanded role including Chief Operating Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: May 29, 2024	By: /s/ Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer